Exhibit 10.40

                   FOURTH AMENDED AND RESTATED
                       EMPLOYMENT AGREEMENT


     This Fourth Amended and Restated Employment Agreement
("Agreement") is entered into as of the 2nd day of February 1998, by and between Proffitt's, Inc. ("Company"), and R. Brad Martin
("Executive").

     Company and Executive agree as follows:

     1.   Employment. Company hereby employs Executive as Chief
Executive Officer of Company or in such other capacity with Company and its subsidiaries as Company's Board of Directors shall designate. It is anticipated that Executive will be elected Chairman of the Board.

     2. Duties. During his employment, Executive shall devote substantially all of his working time, energies, and skills to the benefit of Company's business. Executive agrees to serve Company diligently and to the best of his ability and to use his best efforts to follow the policies and directions of Company's Board of Directors.

     3. Compensation. Executive's compensation and benefits under this Agreement shall be as follows:

          (a) Base Salary. Company shall pay Executive a base salary ("Base Salary") at a rate of no less than $825,000 per year. In addition, the Board of Directors of Company shall, in good faith, consider granting increases in such Base Salary based upon such factors as Executive's performance and the growth and/or profitability of Company. Executive's Base Salary shall be paid in installments in accordance with Company's normal payment schedule for its senior management. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (b) Bonus. In addition to the Base Salary, Executive shall be eligible pursuant to the 1998 Senior Executive Bonus Plan, as long as he holds the position stated in paragraph 1, for a yearly cash bonus of up to 75% of Base Salary based upon his performance in accordance with specific annual objectives, set in advance, all as approved by the Board of Directors.

          (c) End of Five-Years Service Stock Grants. In accordance with Executive's prior employment agreements, Company shall issue to Executive fifty thousand (50,000) shares of common stock as soon as possible after July 1, 1998 provided Executive has served the Company continuously for five years following July 1, 1993. Company shall also issue to Executive an additional fifty thousand (50,000) shares of common stock to Executive as soon as possible after October 11, 2001, provided Executive has served the Company continuously for five years following October 11, 1996, the date of Executive's Second Amended and Restated Employment Agreement. In the event of Executive's death prior to July 1, 1998, or October 11, 2001, Executive's estate shall be issued a pro rata potion of the shares, on the basis of 10,000 shares per year for each grant.

          (d) Stock Grant. Pursuant to the 1998 Senior Executive Bonus Plan, an amount up to twenty thousand (20,000) shares of Company common stock may be issued to Executive as soon as possible after the end of each fiscal year of Company, based upon annual targeted growth in intrinsic value of the Company or other factors, as determined by the Human Resources Committee of the Board of Directors. The Human Resources
Committee, subject to approval from the Board of Directors, shall have sole and exclusive discretion to grant or withhold any portion of such yearly stock grant.

          (e) Stock Bonus. Pursuant to the 1998 Senior Executive Bonus Plan, Company shall award Executive a bonus of 20,000 shares of Company stock for each fiscal year in which Company's earnings per share increase 20% or more over the prior year's earnings. The Human Resources Committee of the Board of Directors shall have sole and exclusive discretion to determine whether that objective has been met, and the Committee may consider matters such as non-recurring and extraordinary items.

          (f) Incentive Compensation. Executive is hereby granted a non-qualified option ("Option") to purchase one hundred thousand (100,000) shares of Company common stock at an option price equal to the closing price of the stock at the close of business on February 2, 1998 (the "Grant Date"), as reported in the Wall Street Journal. The Option is granted pursuant to the Company's 1994 Long-Term Incentive Plan ("1994 LTIP"), and shall be subject to the terms and conditions thereof. The Option shall be exercisable on or after the "Grant Date" to the extent of 20% of the shares covered thereby; exercisable to the extent of an additional 20% of the shares covered thereby on and after the first anniversary of the Grant Date; exercisable to the extent of an additional 20% of the shares covered thereby on and after the second anniversary of the Grant Date; exercisable to the extent of an additional 20% of the shares covered thereby on an after the third anniversary of the Grant Date; and exercisable to the extent of any remaining shares on and after the fourth anniversary of the Grant Date; provided, however, that no portion of the Option shall be exercisable any earlier than six months from the Grant Date. The Option may be exercised up to ten (10) years from the Grant Date. Any portion of the Option not exercised within said ten (10) year period shall expire.

          (g) Effect of Change of Control on Options. In the event of a Change of Control (as defined in the Company's 1994
LTIP), any Options granted to Executive prior to such Change of Control shall immediately vest.

          (h) Forgiveness of Loan. Company shall forgive the $500,000 interest-free loan due January 31, 1999, in 1/5th increments, at the end of each fiscal year; provided, however, that Executive must continue to be employed by Company for any portion of the loan to be forgiven, and provided further that Executive must repay any outstanding balance if he terminates employment.

          (i) Company Aircraft. Company requires Executive to use Company aircraft for personal use, whenever possible, up to 30 hours per year. Such use is important for the safety of Executive and so that Executive may remain in communications with other Company officials as necessary. Executive may use Company aircraft for such uses -- up to 30 hours per year -- without further reimbursement to Company.

     4. Insurance and Benefits. Company shall allow Executive to participate in each employee benefit plan and to receive each executive benefit that Company provides for senior executives at the level of Executive's position. In addition, Company shall pay the reasonable costs for Executive's tax and financial planning, and shall continue to buy split-dollar life insurance for Executive.

     5. Term. The term of this Agreement shall be for five (5) years, provided, however, that Company may terminate this Agreement at any time upon thirty (30) days' prior written notice (at which time this Agreement shall terminate except for Section 9, which shall continue in effect as set forth in Section 9). In the event of such termination by Company, Executive shall be entitled to receive his Base Salary (at the rate in effect at the time of termination) through the end of the term of this Agreement. Such Base Salary shall be paid thereafter in regular payroll installments.

     In addition, this Agreement shall terminate upon the death of Executive, except as to: (a) Executive's estate's right to exercise any unexercised stock options pursuant to Company's stock option plan then in effect, (b) other entitlements under this contract that expressly survive death, and (c) any rights which Executive's estate or dependents may have under COBRA or any other federal or state law or which are derived independent of this Agreement by reason of his participation in any plan maintained by Company.

     6. Termination by Company for Cause. (a) Company shall have the right to terminate Executive's employment under this Agreement for cause, in which event no salary or bonus shall be paid after termination for cause. Termination for cause shall be effective immediately upon notice sent or given to Executive.
For purposes of this Agreement, the term "cause" shall mean and be strictly limited to: (i) conviction of Executive, after all applicable rights of appeal have been exhausted or waived, for any crime that materially discredits Company or is materially detrimental to the reputation or goodwill of Company; (ii) commission of any material act of fraud or dishonesty by Executive against Company or commission of an immoral or unethical act that materially reflects negatively on Company, provided that Executive shall first be provided with written notice of the claim and with an opportunity to contest said claim before the Board of Directors; or (iii) Executive's material breach of his obligations under paragraph 2 of the Agreement, as so determined by the Board of Directors.

          (b) In the event that Executive's employment is terminated, Executive agrees to resign as an officer and/or director of Company (or any of its subsidiaries or affiliates), effective as of the date of such termination, and Executive agrees to return to Company upon such termination any of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information which are the property of Company or such subsidiary or affiliate.


     7. Change in Control. If Executive's employment is terminated primarily as a result of a Change in Control of Company or a Potential Change in Control of Company, as defined below, Executive shall receive his Base Salary (at the rate in effect at the time of termination) for a period of two years or through the end of the term of this Agreement, whichever is longer.

     As used herein, the term "Change in Control" means the happening of any of the following:

          (a) Any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Company, a subsidiary of Company, or any employee benefit plan of Company or its subsidiaries, becomes the beneficial owner of Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of Company that may be cast for the election for directors of Company (other than as a result of an issuance of securities initiated by Company in the ordinary course of business); or

          (b) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Company or any successor corporation or entity entitled to vote generally in the election of directors of Company or such other corporation or entity after such transaction, are held in the aggregate by holders of Company's securities entitled to vote generally in the election of directors of Company immediately prior to such transactions; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company's stockholders, of each director of Company first elected during such period was approved by a vote of at least two-thirds of the directors of Company then still in office who were directors of Company at the beginning of any such period.

     As used herein, the term "Potential Change in Control" means the happening of any of the following:

          (a) The approval by stockholders of an agreement by Company, the consummation of which would result in a Change of Control of Company; or

          (b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than Company, a wholly-owned subsidiary thereof or any employee benefit plan of Company or its subsidiaries (including any trustee of such plan acting as trustee)) of securities of Company representing 5 percent or more of the combined voting power of Company's outstanding securities and the adoption by the Board of Directors of Company of a resolution to the effect that a Potential Change in Control of Company has occurred for purposes of this Agreement.


     8. Disability. If Executive becomes disabled at any time during the term of this Agreement, he shall after he becomes disabled continue to receive all payments and benefits provided under the terms of this Agreement for a period of twelve consecutive months, or for the remaining term of this Agreement, whichever period is shorter. In the event that Executive is disabled for more than twelve consecutive months during the term of this Agreement, Executive shall, at the expiration of the initial twelve consecutive month period, be entitled to receive under this Agreement 50% of his Base Salary plus the insurance and benefits described in Section 4 of this Agreement for the remaining term of this Agreement. For purposes of this Agreement, the term "disabled" shall mean the inability of Executive (as the result of a physical or mental condition) to perform the duties of his position under this Agreement with reasonable accommodation and which inability is reasonably expected to last at least one (1) full year.

     9.   Non-competition; Unauthorized Disclosure.

              (a) Non-competition. During the period Executive is employed under this Agreement, and for a period of three years thereafter, Executive:

               (i) shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (i) the businesses conducted at the date hereof by Company or any subsidiary or affiliate, or
(ii) any business in which Company or any subsidiary or affiliate is substantially engaged at any time during the employment period;

               (ii) shall not solicit, in competition with Company, any person who is a customer of the businesses conducted by Company at the date hereof or of any business in which Company is substantially engaged at any time during the term of this Agreement; and

               (iii) shall not induce or attempt to persuade any employee of Company or any of its divisions, subsidiaries or then present affiliates to terminate his or her employment relationship in order to enter into competitive employment.

            (b) Unauthorized Disclosure. During the period Executive is employed under this Agreement, and for a further period of three years thereafter, Executive shall not, except as required by any court or administrative agency, without the written consent of the Board of Directors, or a person authorized thereby, disclose to any person, other than an employee of Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive for Company, any confidential information obtained by him while in the employ of Company; provided, however, that confidential information shall not include any information now known or which becomes known generally to the public (other than as a result of unauthorized disclosure by Executive).


          (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of Executive contained in this Section 9:

               (i)  the covenants contained in paragraph (i) and
(ii) of Section 9(a) shall apply within all the territories in which Company is actively engaged in the conduct of business while Executive is employed under this Agreement, including, without limitation, the territories in which customers are then being solicited;

               (ii) without limiting the right of Company to pursue all other legal and equitable remedies available for violation by Executive of the covenants contained in this Section 9, it is expressly agreed by Executive and Company that such other remedies cannot fully compensate Company for any such violation and that Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

               (iii) each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 9, any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

               (iv) the covenants contained in this Section 9 shall survive the conclusion of Executive's employment by Company.

     10.  General Provisions.

          (a) Notices. Any notice to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 10 (a). Notices shall be deemed communicated as of the actual receipt or refusal of receipt.

     If to Executive:    R. Brad Martin
                    5810 Shelby Oaks Drive
                    Memphis, TN 38134

     If to Company: Proffitt's, Inc.
                    750 Lakeshore Parkway
                    Birmingham, AL 35211

          (b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

          (d) Entire Agreement. Except for any prior grants of options, restricted stock, or other forms of incentive compensation evidenced by a written instrument -- some of which are attached hereto as Exhibit A -- or by an action of the Board or Directors, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to employment of Executive by Company and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (e)  No Conflicting Agreement.   By signing this
Agreement, Executive warrants that he is not a party to any restrictive covenant, agreement or contract which limits the performance of his duties and responsibilities under this Agreement or under which such performance would constitute a breach.

          (f)  Headings.  The Section, paragraph, and
subparagraph headings are for convenience or reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              PROFFITT'S, INC.


                              BY:  _____________________
                                       James A. Coggin
                                       President



                                   _____________________
                                       Brian J. Martin
                                       General Counsel



                                   __________________
                                       R. Brad Martin
                                       Executive